Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Liberty Financial Companies, Inc. Amended and Restated 1995 Stock Incentive Plan of our report dated February 3, 1998 with respect to the 1996 and 1997 consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) of Liberty Financial Companies, Inc. for each year in the two-year period ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                              Ernst & Young LLP

Boston, Massachusetts
August 12, 1998